Exhibit 23.2

PricewaterhouseCoopers
33/F, Cheung Kong Center
2 Queen’s Road Central
Hong Kong
Telephone (852) 2289 8888
Facsimile (852) 2810 9888
www.pwchk.com
CONSENT Of INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 19, 2006, relating to the consolidated financial statements of China Technology Development Group Corporation as of December 31, 2005 and for each of the two years in the period ended December 31, 2005, which appears in China Technology Development Group Corporation’s Annual Report on Form 20-F for the year ended December 31, 2006.

PricewaterhouseCoopers
Certified Public Accountants
Hong Kong, 03 DEC 2007